SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2013

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office )	(Zip code)

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Item 7.01 Regulation FD Disclosure Attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference, is our news release relating to the dividend referred to in Item 8.01 below.
Item 8.01                      Other Events

On March 13, 2013 we announced that the record date for our upcoming cash dividend of $0.25 per common share will be April 1, 2013. The dividend payment date remains April 11, 2013. The change is being made due to the Good Friday holiday at the New York Stock Exchange on March 29, 2013, the previously announced record date. Under the dividend policy updated December 5, 2012, our Board of Directors anticipates a total annual dividend of $1.00 per share, to be paid in equal quarterly installments. However, any decision to pay future cash dividends is subject to the Board’s final determination after a comprehensive review of the company’s financial performance, future expectations and other factors deemed relevant by the Board.

Item 9.01 Financial Statements and Exhibits
99.1    News release issued on March 13, 2013, disclosing a change in the record date for ProAssurance’supcoming cash dividend of $0.25 per common share payable April 11, 2013. The new record date is April 1, 2013, replacing the prior record date of March 29, 2013, which is an observed holiday at the New York Stock Exchange.

We are furnishing Exhibit 99.1 to this Current Report on Form 8-K solely for the purpose of incorporation by reference into Items 7.01 and 9.01. This exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2013
PROASSURANCE CORPORATION
by: /s/ Frank B. O’Neil
Frank B. O’Neil Senior Vice-President